UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2006

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Election of Director

On November 21, 2006, the Board of Directors of Red Mile Entertainment, Inc., a Delaware corporation (the “Company”), elected James T. McCubbin to serve as a member of the Board of Directors. On November 28, 2006 Mr. McCubbin accepted this offer, and will begin service on December 1, 2006. Mr. McCubbin is the Vice President, Chief Financial Officer, Director, Secretary, and Treasurer of WidePoint Corporation. He has over 20 years of financial management experience including 10 years of smallcap public reporting experience. He has held various positions in a wide range of activities from venture capital to financial management with Marmac Investments, Memtec Corp., McBee Consulting, Ernst & Young, and Martin Marietta Corp. before joining CSI as its Corporate Controller in 1996. In August of 1998, Mr. McCubbin was appointed as the Chief Financial Officer of WidePoint Corporation and joined its Board of Directors in December of 1998. Mr. McCubbin earned a Master's Degree in International Business and a B.S. in Finance from the University of Maryland. Mr. McCubbin is 42 years old.

Mr. McCubbin’s compensation will be similar to that which is currently given to other outside directors of the Company. The Company will grant Mr. McCubbin non-qualified stock options for 37,500 shares at a strike price of $1.10 per share. Vesting will be monthly over twelve months or 3,125 shares per month commencing on December 1, 2006. Mr. McCubbin will also receive $2,000 per month in cash compensation to serve as the Chairman of the Company’s Audit Committee to the Board of Directors that is currently being established.

Item 9.            Exhibits.

(d)      EXHIBITS - The following exhibit is filed as part of this report:

99.1 Press Release Regarding the Election of Mr. McCubbin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: November 30, 2006	By:	/s/ Ben Zadik
		Name:	Ben Zadik
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Regarding the Election of Mr. McCubbin